Exhibit 10
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in both the Prospectus and Statement of Additional Information, and to the use of our report dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 31 to the Registration Statement (Form N-4 No. 33-73734) under the Securities Act of 1933 and related Prospectus of Diversified Investors Variable Funds.
/s/ Ernst & Young LLP
Des Moines, Iowa
April 24, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Diversified Investors Variable Funds on Form N-4 of our report dated February 29, 2008, relating to the financial statements and financial highlights of Diversified Investors Variable Funds, Diversified Investors Strategic Variable Funds and Diversified Investors Portfolios, which appear in the 2007 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the references to us under the headings “Financial Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
New York, New York
April 29, 2008